EXHIBIT 10.74
                           SALARY REDUCTION AGREEMENT

         THIS SALARY REDUCTION AGREEMENT (this "Agreement") is made as of August 24, 2007, by and between _____________________ (the "Executive") and U.S.
HELICOPTER CORPORATION (the "Company").

                                   WITNESSETH

         WHEREAS, YA Global Investments, L.P. (the "Investor)" proposes to purchase from the Company Convertible Debentures in the principal amount of Eight Hundred Thousand Dollars ($800,000.00) (the "New Convertible Debentures");

         WHEREAS, pursuant to those certain securities purchase agreements (collectively, the "Bridge SPAs") dated March 30, 2007 and May 14, 2007 between the Investor and the Company, the Company has issued to the Investor secured convertible debentures in the aggregate principal amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) (all monetary obligations of the Company to Investor under the Bridge SPAs and related documents and debentures, including without limitation all principal, interest, redemption fees, costs, and expenses, whether now owed or hereafter arising are hereinafter referred to as the "YA Bridge Debentures");

         WHEREAS, in addition to the YA Bridge Debentures, the Company is indebted to the Investor under prior financing arrangements (the "Prior Financing Agreements") between the Investor and the Company in the aggregate principal amount in excess of $8,650,000 (all monetary obligations of the Company to the Investor under the Prior Financing Agreements and related documents and debentures, including without limitation all principal, interest, redemption fees, costs, and expenses, whether now owed or hereafter arising are hereinafter referred to as the "Prior Debentures");

         WHEREAS, as a condition to the issuance of the New Convertible Debentures, certain members of the Company's senior management and Board of Directors have invested a total of Fifty Thousand Dollars ($50,000) (the "Management Contribution") in the Company's common stock; and

         WHEREAS, as a condition of purchasing the New Convertible Debentures, the Investor has required the Executive to enter into a salary reduction agreement on the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The salary payable by the Company to the Executive shall be reduced by twenty percent (20%) (the "Unpaid Salary") from the date hereof until all amounts due and owing under YA Bridge Debentures and the New Convertible Debentures (collectively, the "Bridge Loans") are repaid in full (the "Repayment Date") at which time the Executive's salary shall be restored to its prior level.

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         2. Within five (5) days of the Repayment Date, the Unpaid Salary shall be converted into shares of the Company's common stock at the greater of (i) the VWAP (as defined below) on the day immediately preceding the Repayment Date or
(ii) $0.50 per share (and such accrued but Unpaid Salary shall not be paid in cash) and such shares of Company common stock shall be delivered to the Executive in satisfaction of the Unpaid Salary.

         3. The Executive may elect not to have the portion of the Unpaid Salary equal to such Executive's Management Contribution (the "Management Contribution Portion of Unpaid Salary") converted into shares of Company common stock pursuant to Section 2 of this Agreement but rather to have such Executive's Management Contribution Portion of Unpaid Salary paid in cash by the Company after all amounts owed collectively under the Prior Debentures and the Bridge Loans have been reduced to $5.0 million or less.

         4. "VWAP" is defined to mean the volume weighted average price of the Company's common stock as quoted by Bloomberg, LP.

         5. This Agreement shall be binding upon and shall inure to the benefit of Executive and the Company and their respective successors and assigns.

         6. This Agreement may not be amended without the written consent of the Investor.









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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                 U.S. HELICOPTER CORPORATION



                                 By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                 EXECUTIVE


                                     ---------------------------------------
                                     Name:




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